Exhibit 10.3
LENNAR CORPORATION
2026 TARGET BONUS OPPORTUNITY
CHIEF LEGAL OFFICER AND SECRETARY

ASSOCIATE	DEPARTMENT	ASSOCIATE ID#	TARGET/MAXIMUM BONUS OPPORTUNITY [1]
Katherine Lee Martin	Legal	233448	$1,400,000

The following are measured to determine % of target/maximum paid out:

PERFORMANCE CRITERIA [2]	PERCENT OF TARGET/MAXIMUM BONUS	PERFORMANCE LEVELS / TARGET/MAXIMUM BONUS OPPORTUNITY
		THRESHOLD	PERCENT OF TARGET/MAXIMUM
•Leadership matters oSpecial legal projects, as determined from time to time	50%	Good Very Good Exceptional	25% 50% 100%
•Continuous improvement/transformation	50%	Good Very Good Exceptional	25% 50% 100%
TOTAL [3]	100%

[1] The 2026 Target/Maximum Bonus Opportunity Program (the “Program”), under Lennar Corporation’s (the “Company’s”) 2016 Incentive Compensation Plan, as amended from time to time, is intended to encourage superior performance and achievement of the Company’s strategic business objectives. The bonus (if any) awarded pursuant to this Program may be adjusted downward at the sole discretion of the Compensation Committee of the Board of Directors of the Company (the “Committee”), based on its assessment of quantitative and qualitative performance. Factors that may cause an adjustment include, but are not limited to, a comparison of the Company’s actual results (sales, closings, starts, etc.) to budget, inventory management, corporate governance, customer satisfaction, and peer/competitor comparisons.
[2] Associate is eligible to earn bonuses pursuant to the Program in accordance with the terms and conditions of this agreement (the “Agreement”). The Program is effective for fiscal year 2026 and replaces all prior agreements relating to bonus eligibility or the subject matter herein, if any, between Associate and the Company, except with respect to any repayment obligations and bonuses earned and due under prior agreements and/or except as specifically stated herein. This Agreement will remain in effect for so long as the Company determines in its sole discretion that its terms are applicable.
[3] The Company may adjust the weightings for any bonus opportunities herein, at its sole discretion. The bonus opportunities herein are assessed on an annual basis for the fiscal year 2026.

•BONUS PAYMENTS: To earn a bonus pursuant to this Agreement, Associate must, in addition to all other requirements herein, comply with all legal and ethical standards set forth in the Company’s Associate Reference Guide (“ARG”) and Code of Business Ethics and Conduct. Any annual bonus, if any, otherwise earned pursuant to this Agreement shall be paid no later than February 28th of the year following the fiscal year for which the bonus is due, or if such day is not a business day, the next business day. Any quarterly bonus, if any, otherwise earned pursuant to this Agreement shall be paid as soon as administratively possible. Any bonus pursuant to this Agreement must be fully earned within the fiscal year stated above, subject to proration described below. A bonus for periods after this fiscal year is paid at the sole discretion of the Committee, and in amounts determined at the sole discretion of the Committee. Associate must be a full-time active employee with the Company on the date of payment (or on a leave of absence approved pursuant to the ARG) to earn a bonus, and no bonus will be paid or earned after Associate’s employment with the Company ends, regardless of whether the termination is voluntary or involuntary.
•PRORATION: Unless otherwise provided by law, bonuses tied to accomplishing objectives over a specific period of time will be prorated based on the number of calendar days Associate was a full-time active employee with the Company during that period. This proration applies to all types of leave, including medical and non-medical.
•NO PRIOR AGREEMENTS: Associate represents that Associate has no agreements, relationships, or commitments to any other person or entity that conflict with or would prevent Associate from performing any of Associate’s obligations to the Company. Associate has not disclosed and will not disclose to the Company and/or any affiliates and/or subsidiaries (“Affiliate Companies”) and will not use or induce the Company and/or any Affiliate Companies to use, any confidential or proprietary information or trade secrets belonging to others. Associate represents and warrants that Associate has returned all property and confidential or trade secret information belonging to others and is not in possession of any such confidential or trade secret information. Associate agrees to indemnify, defend and hold harmless the Company and Affiliate Companies, and their officers, members, directors and employees, from any and all claims, damages, costs, expenses or liability, including reasonable attorneys’ fees, incurred in connection with or resulting from any breach or default of the representations and warranties contained in this provision.
•AT-WILL EMPLOYMENT: Associate’s employment is at-will. Associate may resign from Associate’s employment at any time with or without cause or notice and the Company may terminate Associate's employment at any time with or without cause or notice.

•CONFIDENTIALITY AND NON-DISPARAGEMENT: By virtue of Associate's employment with the Company, Associate will have access to and become familiar with various confidential and/or proprietary information, as described in Section 5.2 of the ARG, and Associate specifically agrees to comply with Section 5.2 of the ARG. Also, in accordance with Section 5.34 of the ARG, Associate agrees that Associate will not make any inaccurate, disparaging, or defamatory statements concerning the Company or the Company’s products, services, officers or employees, during or following Associate’s employment with the Company, subject to Associate’s right to communicate with governmental bodies or agencies and/or to engage in activity protected by the National Labor Relations Act or any other applicable federal, state or local law.
•NO SOLICITATION: Associate agrees that during Associate’s employment with the Company and for twelve (12) months following the termination of Associate’s employment with the Company for any reason (the “Non-Solicitation Period”), Associate will not directly or indirectly, on Associate’s own behalf or through others, employ, suggest employment, or offer employment to any Applicable Associate (as defined below) of the Company and/or its Affiliate Companies, nor will Associate solicit, recruit, influence, or encourage any Applicable Associate to terminate his or her employment with the Company or Affiliate Companies. For purposes of this Agreement, “Applicable Associate” shall mean any person who is or was employed by the Company or Affiliate Companies at the time of Associate’s termination or at any time during the three months preceding the Associate’s termination of employment with the Company; or who is or was employed by the Company or Affiliate Companies at any time during the Non-Solicitation Period. Associate must disclose these obligations regarding solicitation to any employer with whom Associate becomes employed during the Non-Solicitation Period prior to commencing such employment.
•CLAWBACK: Associate acknowledges and agrees that (i) incentive-based compensation paid to Associate pursuant to this Agreement may be subject to recoupment or clawback to the extent permitted or required (A) by applicable law or applicable listing standards of a national securities exchange or (B) pursuant to the terms and conditions of any clawback or recoupment policy of the Company to the extent applicable to Associate, including the Clawback/Recoupment Policy provision in Section 14.2 of the 2016 Equity Incentive Plan (the “EIP”), as amended and restated and the Executive Officer Recovery Policy and/or Section 2.11 of the ARG (each to the extent applicable to Associate, the “Clawback Policy”), as may be in effect from time to time, (ii) (A) a copy of the EIP and the Company’s Clawback Policy has been made available to Associate, (B) Associate has had an opportunity to review the EIP and the Clawback Policy and (C) Associate is bound by all the terms and conditions of the EIP and Clawback Policy and (iii) Associate authorizes such recoupment or clawback and agrees to comply with any Company request or demand for such recoupment or clawback. Further, Associate acknowledges and agrees that in addition to all other requirements in this Agreement to earn a bonus, Associate’s eligibility to earn a bonus is directly related to, and dependent on, compliance with the sections in this Agreement relating to confidential information, disparaging statements, and non-solicitation (all collectively, “Restrictions”). In the event the Company reasonably believes that Associate has violated any of the Restrictions at any time the applicable Restriction applied to Associate, the Company shall be entitled to seek all injunctive relief and recover all damages available to it under any legal theory; and Associate will forfeit, and if previously paid, repay any bonus previously paid by the Company to Associate.
IF IN CALIFORNIA: Associate acknowledges and agrees that (i) incentive-based compensation paid to Associate pursuant to this Agreement may be subject to recoupment or clawback to the extent permitted or required (A) by applicable law or applicable listing standards of a national securities exchange or (B) pursuant to the terms and conditions of any clawback or recoupment policy of the Company to the extent applicable to Associate, including the Clawback/Recoupment Policy provision in Section 14.2 of the 2016 Equity Incentive Plan (the “EIP”), as amended and restated and the Executive Officer Recovery Policy and/or Section 2.11 of the ARG (each to the extent applicable to Associate, the “Clawback Policy”), as may be in effect from time to time, (ii) (A) a copy of the EIP and the Company’s Clawback Policy has been made available to Associate, (B) Associate has had an opportunity to review the EIP and the Clawback Policy and (C) Associate is bound by all the terms and conditions of the EIP and Clawback Policy and (iii) Associate authorizes such recoupment or clawback and agrees to comply with any Company request or demand for such recoupment or clawback. Further, Associate acknowledges and agrees that in addition to all other requirements in this Agreement to earn a bonus, Associate’s eligibility to earn a bonus is directly related to, and dependent on, compliance with the sections in this Agreement relating to confidential information, disparaging statements, and non-solicitation (all collectively, “Restrictions”). In the event the Company reasonably believes that Associate has violated any of the Restrictions at any time the applicable Restriction applied to Associate, the Company shall be entitled to seek all injunctive relief and recover all damages available to it under any legal theory.
IF IN CONNECTICUT: Associate acknowledges and agrees that (i) incentive-based compensation paid to Associate pursuant to this Agreement may be subject to recoupment or clawback to the extent permitted or required (A) by applicable law or applicable listing standards of a national securities exchange or (B) pursuant to the terms and conditions of any clawback or recoupment policy of the Company to the extent applicable to Associate, including the Clawback/Recoupment Policy provision in Section 14.2 of the 2016 Equity Incentive Plan (the “EIP”), as amended and restated and the Executive Officer Recovery Policy and/or Section 2.11 of the ARG (each to the extent applicable to Associate, the “Clawback Policy”), as may be in effect from time to time, (ii) (A) a copy of the EIP and the Company’s Clawback Policy has been made available to Associate, (B) Associate has had an opportunity to review the EIP and the Clawback Policy and (C) Associate is bound by all the terms and conditions of the EIP and Clawback Policy and (iii) Associate authorizes such recoupment or clawback and agrees to comply with any Company request or demand for such recoupment or clawback. Further, Associate acknowledges and agrees that in addition to all other requirements in this Agreement to earn a bonus, Associate’s eligibility to earn a bonus is directly related to, and dependent on, compliance with the sections in this Agreement relating to confidential information, disparaging statements, and non-solicitation (all collectively, “Restrictions”). In the event the Company reasonably believes that Associate has violated any of the Restrictions at any time the applicable Restriction applied to Associate, the Company shall be entitled to seek all injunctive relief and recover all damages available to it under any legal theory; and Associate will forfeit any bonus.
IF IN MASSACHUSETTS: Associate acknowledges and agrees that (i) incentive-based compensation paid to Associate pursuant to this Agreement may be subject to recoupment or clawback to the extent permitted or required (A) by applicable law or applicable listing standards of a national securities exchange or (B) pursuant to the terms and conditions of any clawback or recoupment policy of the Company to the extent applicable to Associate, including the Clawback/Recoupment Policy provision in Section 14.2 of the 2016 Equity Incentive Plan (the “EIP”), as amended and restated and the Executive Officer Recovery Policy and/or Section 2.11 of the ARG (each to the extent applicable to Associate, the “Clawback Policy”), as may be in effect from time to time, (ii) (A) a copy of the EIP and the Company’s Clawback Policy has been made available to Associate, (B) Associate has had an opportunity to review the EIP and the Clawback Policy and (C) Associate is bound by all the terms and conditions of the EIP and Clawback Policy and (iii) Associate authorizes such recoupment or clawback and agrees to comply with any Company request or demand for such recoupment or clawback. Further, Associate acknowledges and agrees that in addition to all other requirements in this Agreement to earn a bonus, Associate’s eligibility to earn a bonus is directly related to, and dependent on, compliance with the sections in this Agreement relating to confidential information, disparaging statements, and non-solicitation (all collectively, “Restrictions”). In the event the Company reasonably believes that Associate has violated any of the Restrictions at any time the applicable Restriction applied to Associate, the Company shall be entitled to seek all injunctive relief and recover all damages available to it under any legal theory.
•ARBITRATION AND EQUITABLE RELIEF: Associate affirms that the Company’s Dispute Resolution – Mediation & Arbitration Policy (“ADR Policy”) set forth in Section 1.8 of the ARG will apply to and govern all disputes related to Associate’s employment (including, but not limited to, this Agreement), in accordance with the ADR Policy.
•ENTIRE AGREEMENT; AMENDMENT; SURVIVING PROVISIONS; ASSIGNMENT: This Agreement constitutes the entire agreement between the parties with respect to Associate’s bonus and other matters stated herein, and supersedes and replaces all other agreements and negotiations, whether written or oral, pertaining to Associate’s bonus or any other matter stated herein. This Agreement may not be amended unless done so in writing and signed by Associate and an authorized representative of the Company. The following provisions of this Agreement survive the termination of this Agreement and/or the termination of Associate’s employment with the Company, irrespective of the grounds or reasons for such termination: “No Prior Agreements;” “Confidentiality and Non-Disparagement;” “Non-Solicitation;” “Clawback;” “Arbitration and Equitable Relief;” “Severability; ARG;” and this provision. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. Associate shall not, without the prior written approval (by a writing which does not include an electronic communication) of the Company, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity.
•SEVERABILITY; ARG: The provisions of this Agreement are severable, and if any part of this Agreement is found to be invalid or unenforceable, the remainder of this Agreement will not be affected and shall continue in full force and effect. If the scope of any restriction or covenant contained herein should be or become too broad or extensive to permit enforcement thereof to its full extent, then the Court or Arbitrator (as applicable, per the ADR Policy) is specifically authorized by the parties to enforce any such restriction or covenant to the maximum extent permitted by law, and Associate hereby consents and agrees that the scope of any such restriction or covenant may be modified accordingly in any proceeding brought to enforce such restriction or covenant. Associate will remain obligated to comply with all Company rules, policies, practices, and procedures, including any and all policies contained in the ARG as amended from time to time. In the event of a conflict between this Agreement and the ARG, the ARG shall govern.
•COUNTERPARTS AND ELECTRONIC SIGNATURE: This Agreement may be executed in multiple counterparts. If this Agreement is electronically executed, it shall be deemed an electronic record, as the term is defined in the Electronic Signatures in Global and National Commerce Act and applicable state law (collectively, the “Applicable Law”). Clicking or otherwise activating any button associated with this Agreement demonstrates Associate’s intent to sign the Agreement and/or and represents Associate’s electronic signature, as the term is defined under the Applicable Law. Additionally, by Associate’s review of this Agreement and/or clicking on any button, Associate and the Company agree to use and accept electronic records and electronic signatures.

The Company and Associate acknowledge and agree that bonuses are not automatic, but are awarded for individual performance, not just excellent market conditions. The Committee shall make the final and binding determination of any amount payable pursuant to this Agreement; whether and/or when a bonus payment is quantifiable; whether an adjustment to any bonus payment is appropriate; and all standards, goals, targets, plans, deliveries, and benchmarks relating to the bonus payment and whether they were met. Associate’s receipt of any bonus pursuant to this Agreement does not indicate or suggest that Associate will be eligible for any bonus in the future.

Signature:
Date:
	Katherine Lee Martin Chief Legal Officer and Secretary Lennar Corporation	Stuart Miller Executive Chairman and Chief Executive Officer Lennar Corporation

Please sign and return, hard copy or scan,
to the Total Rewards department in Miami
or at totalrewards@lennar.com